Exhibit 3.2

FIRST AMENDMENT TO THE AMENDED AND RESTATED BYLAWS
OF
PROFESSIONAL DIVERSITY NETWORK, INC.

THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED BYLAWS OF PROFESSIONAL DIVERSITY NETWORK, INC. (“Amendment”) is made effective as of September 24, 2014 and amends the Amended and Restated Bylaws (“Bylaws”), of Professional Diversity Network, Inc. (the “Corporation”) dated March 3, 2013 and effective as of the closing of the Corporation’s initial public offering, in accordance with the terms of Article X of such Bylaws, Paragraph 8 of the Corporation’s Amended and Restated Certificate of Incorporation (the “Charter”) and applicable law.

WITNESSETH:

WHEREAS, pursuant to Article X of the Bylaws and Paragraph 9 of the Charter, amendment of the Bylaws requires the affirmative vote of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote;

WHEREAS, by affirmative written consent, a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote voted to amend the Bylaws as set forth below.

NOW THEREFORE, in accordance with the Bylaws, the undersigned certifies the following as a true copy of the Amendment to the Bylaws:

1.	The Bylaws are hereby amended by amending Section 2.10 to read as follows:

2.10            STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Any action required or permitted to be taken by the stockholders of the Corporation may be taken without a meeting if the requisite number of stockholders of the Corporation that would otherwise be required to take such an action at a meeting of the stockholders consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the stockholders.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

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I hereby certify that this Amendment is a true and correct copy of the Amendment to the Bylaws as approved by the stockholders of the Corporation at a meeting of the stockholders on September 24, 2014.

Dated as of September 24, 2014

By:	/s/ David Mecklenburger
Secretary